UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This Amendment to Form 8-K filed October 12, 2022 notifies investors that our corporation has been revived to active status in the state of California, thereby officially changing our company name to “FOMO WORLDWIDE, INC.”

FOMO WORLDWIDE, INC. is referred to herein as “FOMO”, the “Company”, “we”, or “us”.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2022, we amended our Articles of Incorporation to change our legal name to “FOMO WORLDWIDE, INC.” with the Secretary of State of California.

Item 8.01 Other Events.

Due to a clerical error at the Franchise Tax Board (“FTB”) of the State of California, we filed to revive our corporate entity in the state. Such action required us to file our 2021 state of California and federal taxes, which we completed. We owe no monies to the federal government, our FTB annual fees were brought current in February 2022, and our tax filings are now in order. Effective November 9, 2022, the Secretary of State of California (“SOS of CA”) revived our corporation to ACTIVE status and our name was officially changed to “FOMO WORLDWIDE, INC.” in California and for legal purposes. We will file with regulators and financial service providers to complete/effect the name change as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: November 14, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer